Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-168820, 333-190480, 333-197937, 333-206569, 333- 221473, 333-228253, 333-231520, 333-236059, 333-238505, 333-254156, 333-263421, 333-270625, 333-278335, 333-283630 and 333-284208), Form S-1 (File Nos. 333-228596, 333-232817, 333-234530, 333-238970, 333-250074 and 333-251088) and Form S-3 (File Nos. 333-261811, 333-269059, 333-278961, 333-280585 and 333-283070) of Achieve Life Sciences, Inc. of our report dated March 11, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
March 11, 2025